Exhibit 10.2

COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is dated as of June 27, 2023, by and among the Persons set forth on Schedule I hereto (each, a “Company Shareholder” and, collectively, the “Company Shareholders”), BYTE Acquisition Corp., a Cayman Islands exempted company (which shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), and Airship AI Holdings, Inc., a Washington corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Shareholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of the Company Common Stock as are indicated opposite each such Company Shareholder’s name on Schedule I attached hereto (all such shares, or any successor or additional voting equity securities of the Company of which ownership is hereafter acquired by any such Company Shareholder prior to the termination of this Agreement are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, the Company and BYTE Merger Sub Inc., a Washington corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), have entered into that certain Merger Agreement (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, on the day that is at least one Business Day prior to the Effective Time and subject to the conditions of the Merger Agreement, Parent shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Parent’s organizational documents, Section 388 of the DGCL and the Cayman Companies Act; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
VOTING AGREEMENT; COVENANTS

1.1 Binding Effect of Merger Agreement. Each Company Shareholder shall be bound by and comply with the first two sentences of Section 6.2(a) (Exclusivity) and Section 11.4 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Company Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” or “Company Group” contained in the first two sentences of Section 6.2(a) of the Merger Agreement also referred to each such Company Shareholder.

1.2 Voting Agreement.

(a) During the period commencing on the date hereof and ending on the earlier of (x) the Effective Time and (y) such date and time as the Merger Agreement shall be terminated in accordance with Article X (Termination) thereof (the earlier of (x) and (y), the “Expiration Time”), each Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company distributed by the Board of Directors of the Company or otherwise undertaken as contemplated by the Merger Agreement or the transactions contemplated thereby, such Company Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(i)  to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger and the Company Shareholder Approval (the “Company Transaction Proposals”), including without limitation any other consent, waiver or approval required under the Company’s organizational documents or under any agreements between the Company and its shareholders, or otherwise sought by the Company with respect to the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger or the transactions contemplated thereby or the Company Transaction Proposals;

(ii) against any Alternative Proposal or Alternative Transaction or any proposal relating to an Alternative Proposal or Alternative Transaction (other than the Company Transaction Proposals and the transactions contemplated thereby);

(iii)  against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement or the Ancillary Agreements and the Merger and the other transactions contemplated thereby);

(iv)  against any change in the business (to the extent in violation of Section 6.1(a) of the Merger Agreement), management or Board of Directors of the Company (other than in connection with the Company Transaction Proposals and the transactions contemplated thereby or pursuant to the Merger Agreement); and

(v)  against any proposal, action or agreement that would (i) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Ancillary Agreements or the Merger or any of the transactions contemplated thereby, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company or the Company Shareholders under the Merger Agreement or this Agreement, as applicable, (iii) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled, or (iv) change in any manner the dividend policy or capitalization of the Company, including the voting rights of any share capital of the Company.

(b) During the period commencing on the date hereof and ending on the Expiration Time, each Company Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding the foregoing, the obligations of each Company Shareholder specified in this Section 1.2 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company or the Board of Directors of the Company has previously recommended the Merger but changed such recommendation.

(c) In furtherance of the foregoing, promptly after the effective date of the Registration Statement becoming effective, and in any event within five (5) Business Days following such date, each Company Shareholder shall execute and deliver the Company Shareholder Written Consent in accordance with the terms and conditions set forth in the Merger Agreement, and will not thereafter withdraw or rescind such consent or otherwise take action to make such consent ineffective.

1.3  No Transfer. During the period commencing on the date hereof and ending on the Expiration Time, each Company Shareholder agrees that such Company Shareholder shall not, without the prior written consent of Parent, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, with respect to any Subject Shares owned by such Company Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares owned by such Company Shareholder, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”); provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer. “Permitted Transfer” shall mean any Transfer (a) in the case of a Person who is not an individual, to any Affiliate of such Person or to any member(s) of such Person or any of their Affiliates; (b) in the case of an individual, to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; or (d) in the case of an individual, pursuant to a qualified domestic relations order; provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer described in clauses (a) through (d), the transferee in such Permitted Transfer (a “Permitted Transferee”) shall have executed and delivered to Parent and the Company a joinder or counterpart of this Agreement pursuant to which such Permitted Transferee shall be bound by all of the applicable terms and provisions of this Agreement. The Company shall not register any sale, assignment or transfer of the Subject Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 1.3. During the period commencing on the date hereof and ending on the Expiration Time, each Company Shareholder shall not, without the prior written consent of Parent, engage in any transaction involving the securities of Parent prior to the Closing.

1.4  New Shares. In the event that (a) any Subject Shares or other equity securities of the Company are issued to a Company Shareholder after the date of this Agreement pursuant to any stock split, reverse stock split, stock dividend or distribution, recapitalization, reclassification, combination, subdivision, exchange of shares or other similar event of the Company Common Stock or other equity securities of the Company of, on or affecting the Subject Shares or other equity securities of the Company owned by such Company Shareholder, (b) the Company Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares or other equity securities of the Company after the date of this Agreement and prior to the Closing, or (c) the Company Shareholder acquires the right to vote or share in the voting of any Subject Shares or other equity securities of the Company after the date of this Agreement (such Subject Shares or other equity securities of the Company, the “New Securities”), then such New Securities acquired or purchased by such Company Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Shareholder as of the date hereof.

1.5  Further Assurances. Each Company Shareholder shall execute and deliver, or cause to be executed and delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested by the Company or Parent under applicable Laws to effect the actions and to consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.6  No Inconsistent Agreement. Each Company Shareholder hereby represents and covenants that such Company Shareholder has not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into, (i) any voting agreement or voting trust with respect to any of such Company Shareholder’s Subject Shares that is inconsistent with such Company Shareholder’s obligations pursuant to this Agreement, or (ii) any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of such Company Shareholder’s obligations hereunder.

1.7  No Challenges. Each Company Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

1.8 Consent to Disclosure. Each Company Shareholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other applicable securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of such Company Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by Parent or the Company for any applicable regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

1.9 Dissenters’ Rights. Each Company Shareholder hereby irrevocably waives, and agrees not to exercise or attempt to exercise, any right to dissent, right to demand payment or right of appraisal or any similar provision under applicable Law (including pursuant to the WBCA) in connection with the Merger, the Merger Agreement and the other transactions as contemplated by the Merger Agreement; provided, however, that such Company Shareholder shall not be prohibited from exercising or attempting to exercise any of the foregoing in the event of fraud or material misrepresentation pertaining to this Agreement or any Ancillary Agreement to which such Company Shareholder is a party on the part of either Parent or the Company that results or would reasonably be expected to result in a material harm to such Company Shareholder. Each Company Shareholder agrees that such Company Shareholder will not bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, proceeding, order or other application, at law or in equity, in any court or before any Authority, which challenges the validity of or seeks to enjoin, impair or delay the valid operation of any provision of this Agreement, the Merger, the Merger Agreement or any of the Ancillary Agreements or the consideration and approval thereof by the shareholders of the Company, the Board of Directors of the Company or the governing bodies of any of the Subsidiaries of the Company; provided, however, that such Company Shareholder shall not be prohibited from bringing, commencing, instituting, maintaining, prosecuting or voluntarily aiding in any of the foregoing in the event of fraud or material misrepresentation pertaining to this Agreement or any Ancillary Agreement to which such Company Shareholder is a party on the part of either Parent or the Company that results or would reasonably be expected to result in a material harm to such Company Shareholder.

Article II
REPRESENTATIONS AND WARRANTIES

2.1  Company Shareholder Representations. Each Company Shareholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) such Company Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) such Company Shareholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement;

(c) (i) if such Company Shareholder is not an individual, such Company Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Company Shareholder and (ii) if such Company Shareholder is an individual, the signature on this Agreement is genuine, and such Company Shareholder has legal competence and capacity to execute the same;

(d) this Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Shareholder;

(f) such Company Shareholder is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of such Company Shareholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s organizational documents, (iii) the Merger Agreement or (iv) any applicable securities Laws. Such Company Shareholder’s Subject Shares as set forth opposite such Company Shareholder’s name on Schedule I are the only equity securities in the Company owned of record or beneficially by such Company Shareholder on the date of this Agreement. Such Company Shareholder has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Company Shareholder’s Subject Shares and none of such Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Such Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company;

(g) the execution, delivery and performance of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby and the Merger and the other transactions contemplated by the Merger Agreement will not constitute or result in (i) if such Company Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Shareholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of its obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or its Subsidiary, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement;

(h) there are no Actions pending against such Company Shareholder or, to the knowledge of such Company Shareholder, threatened against such Company Shareholder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner questions the beneficial or record ownership of the Company Shareholder’s Subject Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Company Shareholder of his, her or its obligations under this Agreement; there is no outstanding Order imposed upon such Company Shareholder, or, if applicable, any of such Company Shareholder’s Subsidiaries;

(i) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Company Shareholder;

(j) such Company Shareholder has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with such Company Shareholder’s tax and legal advisors;

(k) such Company Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Company Shareholder from performing any of Company Shareholder’s obligations hereunder;

(l) such Company Shareholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Company Shareholder contained herein;

(m) such Company Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Parent or the Company and based on such information as such Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Shareholder acknowledges that Parent and the Company have not made and do not make any representation or warranty to such Company Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Shareholder are irrevocable.

Article III
MISCELLANEOUS

3.1  Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, and (b) as to each Company Shareholder, the written agreement of Parent, the Company and such Company Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

3.2  Waiver. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.3  Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.4  Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

3.5  Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.5.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

3.6  Assignment. No party hereto shall assign this Agreement or any part hereof or delegate any rights or obligations hereunder without the prior written consent of the other parties hereto and any such assignment, transfer or delegation without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.7  Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

3.8  Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by Parent, the Company and each Company Shareholder, and which makes reference to this Agreement.

3.9  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.10  Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.1 of the Merger Agreement, and, with respect to a Company Shareholder, at the address set forth on Schedule I.

3.11  Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.12  Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof.

3.13  Adjustment for Stock Split. If, and as often as, there are any changes in the Company or the Subject Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Shareholders, Parent, the Company, or the Subject Shares, as so changed.

3.14  No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Company Shareholders, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Shareholders entering into agreements with the Company or Parent. Each Company Shareholder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

3.15  Capacity as Company Shareholder. Each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of the Company or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by such Company Shareholder or any representative of such Company Shareholder, as applicable, serving as a director, officer or employee of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director, officer or employee of the Company or any Subsidiary of the Company.

3.16 Miscellaneous. Section 11.13 (Waiver) of the Merger Agreement is hereby incorporated into this Agreement (including any relevant definitions contained in any such Section), mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

PARENT:

BYTE ACQUISITION CORP.

By:	/s/ Samuel Gloor
	Name:	Samuel Gloor
	Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Company Support Agreement]

COMPANY:

AIRSHIP AI HOLDINGS, INC.

By:	/s/ Victor Huang
	Name:	Victor Huang
	Title:	Chief Executive Officer

[Signature Page to Company Support Agreement]

COMPANY SHAREHOLDERS:

AIRSHIP KIRKLAND FAMILY LP

By:	/s/ Victor Huang
By: Airship Kirkland Management LLC, General Partner The Juanita Drive Trust, Managing Member
By Victor Huang, Its Trustee

AIRSHIP REDMOND FLP

By:	/s/ Derek Xu
By: Airship Redmond Management LLC, General Partner
By Derek Xu, Its Managing Member

[Signature Page to Company Support Agreement]